SCHEDULE 14C
                         (Rule 14c-101)

          INFORMATION REQUIRED IN INFORMATION STATEMENT

                     SCHEDULE 14C INFORMATION

          Information Statement Pursuant to Section 14(c)
              of the Securities Exchange Act of 1934
                     (Amendment No. 0)


[ ]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]  Definitive Information Statement


                 INTERNET GOLF ASSOCIATION, INC.
_________________________________________________________________
         (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14c-5(g).

[ X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1) Title of each class of securities to which transaction applies: Common Stock

          (2)  Aggregate number of securities to which
               transaction applies: 8,538,943 shares

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
               0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               $1.00 (average of bid and asked)

          (4)  Proposed maximum aggregate value of transaction:
               $8,538,943.00

          (5)  Total fee paid: $1707.79

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

Item 1.  Information Required by Items of Schedule 14A.

     14A  Item 1.  Date, time and place information.

     (a) The date of the consent to action reported in this Information Statement was December 1, 2001. The mailing address for purposes of communicating with the Company is 5766 Ivy
Street, Greenwood Village, Colorado 80111.

     (b) This Information Statement will be mailed to security holders on or after December 20, 2001.

     (c)  Inapplicable to Information Statement.

     14A  Item 2.  Revocability of Proxy

          Inapplicable to Information Statement.

     14A Item 3.  Dissenters' Right of Appraisal

          Shareholders are entitled to assert dissenter's rights under Nevada Revised Statutes 92A.300-92A.500, a copy of which is enclosed as Appendix B.

     14A  Item 4.  Persons Making the Solicitation

          Inapplicable to Information Statement

     14A  Item 5.  Interest of Certain Persons in Matters to Be
Acted Upon

          Inapplicable to Information Statement

     14A Item 6.  Voting Securities and Principal Holders Thereof

     (a) The number of shares outstanding and eligible to vote or have voted in this matter are: 751,074 as of December 1, 2001, of which 409,036 voted in favor of the proposal.

     (b) The record date for security holders voting on this proposal was December 1, 2001.

     (c)-(e)  Inapplicable

     14A  Items 7 through 10.

          Inapplicable to this Information Statement

     14A  Item 11.  Authorization or Issuance of Securities
Otherwise Than For Exchange.

     (a) A total of 8,538,943 shares of restricted common stock will be issued to acquire the company known as Harbin Three
Happiness Bioengineering Co., Ltd. as a wholly-owned subsidiary of this company.

     (b) The shares to be issued will be identical in rights, privilege and preferences to those shares of the company's common stock already issued and outstanding.

     (c) The company being acquired is in the business of bioengineering and natural pharmaceuticals. Founded by Mr. Liu Shujun, the Chairman and President of the Company in 1994, Harbin Three Happiness Bioengineering Co., Ltd is a privately held entity. The company is engaged in the development and production of bioengineering products and Chinese medicine. Due to the distinctive competencies of the Company's employees and its inter-company synergies, the company is well-positioned to take advantage of the increased demand for traditional Chinese medicine, as well as the significant opportunities presented for marketing its newly developed products and has become a leading producer and developer of bioengineered products and Chinese medicine in China.

     Since 1998, the company has focused on new product research which combines bio-technology and traditional Chinese medical technology and has developed 12 biotech products: Seaweed Iodine, Wen-Guan Fruit Kern Cream, Cease-Enuresis Capsule, soybean Peptide, Dairy Peptide, 10-HDA, edible purple colorings, and fish protein. A new product developed by the company, the soybean peptide anti-cancer medicine, is now in the process of clinical testing and was awarded as one of the major hi-tech projects in the China. The company's revenue increased 81% from USD 3.3 million in 1999 to USD 6 million in 2000. In 2000, the company's net profit was USD 1,000,000.

     Headquartered in the city of Harbin, the company owns land with an area of 20,000 square meters, It has 12 sales and marketing branches and over 1000 retail distributors around China. The company has a total of 150 employees, over one-third of whom have advanced technical expertise. To support its sustained growth in the development of high-tech products, the company also cooperates with Medical Plants Research Institute under China Academy of Medical Sciences, Heilongjiang Chinese Medical University, Harbin University of Medical Sciences, Ocean Research Institute of China Academy of Sciences, Ecological research Institute of China Academy of Sciences, all in bio-tech research and development. There are over 60 outside professors or experts in the fields of traditional Chinese medicine, marine bioengineering, food engineering, and chemistry associated with the company in its research and development in food engineering, clinics and chemistry, which ensures the company's leading position in China's biotech industry and also established a solid base for the company's further expansion.

     The company owns a biological pharmaceutical factory, a bio food processing factory, and a biotech research institute. Each year, 6% of total revenue is allocated to research and development. To convert the research results into production, the company has ste up a structure that combines production and research together.

     (d) The impact of the issuance of these shares, and those incident to the transaction that are cancelling external debts, will be to increase the issued and outstanding number of shares of Internet Golf Association to 10,000,017, however the company will be acquiring an asset that has a US dollar equity value of 5,500,000 and audited net income of at least US$1,100,000 for the preceding annual period, or approximately $0.10 per share after the acquisition.


     14A Item 13.  financial and Other Information.

     (a) Financial statements are incorporated by reference to the company's most recent 10-KSB, for the period ended December 31, 2000, filed as of April 17, 2001; and the company's interim statements updating that information, Forms 10-QSB, for the period ended September 30, 2001, filed with the Securities and Exchange Commission on November 7, 2001, and earlier 10-QSB's, for the periods ending March 31, 2001 and June 30, 2001, also filed.

     (b) See (a) above.

     (c) The list of filings incorporated by reference appears o the last page of this document.

     14A Item 14.  Mergers, Consolidations, Acquisitions and
Similar Matters.

     (a) Applicability: This activity is the acquisition of securities held by existing owners of Harbin Three Happiness
Bioengineering.

     (b) Transaction Information:

          (1) Summary Term Sheet:

Acquisition Price:  The company is acquiring the Harbin Three
                    Happiness Bioengineeering Co., Ltd. in
                    exchange for 8,538,943 shares of newly issued restricted common stock (see Item 11 above).

Debt Cancellation:  The company is also, as a condition of the acquisition, converting existing outstanding debt held by Zenith Petroleum Corporation into 439,000 shares of common stock. Further, the company is converting all existing debt held by Triton Equities Fund into 100,000 shares of common stock.

Commissions:        The company is paying 160,000 shares of
                    restricted common stock to Mid-Continental
                    Securities Corp. for its services in
                    arranging the acquisition transaction.

Additional Fees:    The company has agreed to pay the legal fees
                    for all documentation through the close of the acquisition and has issued 39,000 shares in satisfaction of these fees, and has agreed to engage the services, under a 3-year contract, of the current President of the company, Patricia Johnston, to facilitate the operations of the company after the acquisition. Mrs. Johnston has received
                    100,000 shares of stock for the entire 3-year consultancy term.


          (2) Contact Information. The company is currently conducting business at 5766 South Ivy Street, Greenwood village,
Colorado 80111, and may be reached at (303) 779-1900.

          (3) Business Conducted: Harbin Three Happiness is in the business of formulating and producing naturally occurring medicinal applications, and has 12 currently distributable products that allowed it to gross over $5,000,000 US in 2000 and sustain a profit in excess of US $1,000,000.


          (4) Terms of the Transaction

A total of 8,538,943 shares of newly issued restricted common stock will be exchanged with current shareholders of Harbin Three
Happiness to acquire total control and ownership of that company.
An additional 699,000 shares will be issued to compromise existing debt and pay commissions for the acquisition.

The company's officers and directors believe that the acquisition of a subsidiary earning over $1,000,000 per year is in the best interests of the company. This acquisition was approved by 409,036 shares of the 751,074 eligible to vote as of December 1, 2001. There are no changes in the rights of any existing shareholders as a result of this transaction. The acquisition will be treated as a purchase for accounting purposes.

          (5) Regulatory Approvals: None required.

          (6) Reports, Opinions, Appraisals: None utilized or obtained: None obtained, other than financials

          (7) Past Contacts, Transactions or Negotiations.

There were no contacts between the registrant and the company being acquired until such time as the prospect was presented to the registrant's management in late November, 2001. No prior course of business existed between the two companies. The registrant, as a condition of entry into the acquisition, has agreed to pay to the registrant's current President 100,000 shares of common stock to obtain her services as a consultant for the ensuing three-year period.

          (8) Selected Financial Data: The audited financial statements for the company being acquired, for the years ended December 31, 2000 and 1999, and the interim, unaudited quarterly statement for the period ended September 30, 2001 are presented below.

                  UNAUDITED FINANCIAL STATEMENTS
          HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                THE PERIOD ENDED SEPTEMBER 30,2001

          HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                          BALANCE SHEET
                        September 30, 2001
ASSETS

                                                   US$
                                               ------------
CURRENT ASSETS
     Cash and balances                         $    921,532
     Trade receivables, net of provisions           627,927
     Inventory                                      715,392
     Prepayment for goods                           445,132
     Due from shareholders                          206,651
                                               ------------

TOTAL CURRENT ASSETS                           $  2,916,832

FIXED ASSETS, Net of amortization                 4,132,412

OTHER ASSETS, net of amortization                   990,605
                                               ------------

               TOTAL ASSETS                    $  8,039,850
                                               ============


                LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
     Accounts payable and accrued expenses     $    447,263
     Prepayments for materials                      304,722
     Bank loans                                   1,449,818
     Payable to related party                       164,228
                                               ------------

TOTAL CURRENT LIABILITIES                      $  2,366,022

TOTAL LONG TERM LIABILITIES                         120,818

MEMBERS' EQUITY                                   5,553,010
                                               ------------

TOTAL LIABILITIES AND MEMBERS' EQUITY          $  8,039,850
                                               ============





         HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                      STATEMENT OF INCOME
                Period Ended September 30, 2001



                                              Period Ended
                                            September 30, 2001
                                                   US$
                                            -------------------

SALES                                       $     5,958,828

COSTS OF SALES                                    2,766,205
                                            -------------------

GROSS PROFIT                                      3,192,623

SELLING AND ADMINISTRATION EXPENSE                  345,207

ADVERTISING                                         928,712

GENERAL AND ADMINISTRATIVE EXPENSES                 308,089

DEPRECIATION AND AMORTIZATION                       246,675

INTEREST                                             67,715

OTHER INCOME                                            301
                                             ------------------

INCOME BEFORE INCOME TAXES                        1,296,526

INCOME TAXES                                        194,492
                                             ------------------

NET INCOME                                        1,102,034
                                             ==================




                    AUDITED FINANCIAL STATEMENTS
            HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
               THE YEARS ENDED DECEMBER 31, 2000 AND 1999



         HARBIN THREE HAPPINESS BIOENGINEERING LIMITED

                INDEX TO FINANCIAL STATEMENTS




                                                      Pages
                                                      -----

Report of Independent Auditors                           2

Balance Sheets                                           3

Statements of Income                                     4

Statement of Changes in Members' Equity                  5

Statement of Cash Flows                                  6

Notes to Financial Statements                         7 - 11





























                 REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Stockholders of Harbin Three Happiness Bioengineering Limited


We have audited the accompanying balance sheet of Harbin Three Happiness Bioengineering Limited (the "Company") as of December 31, 2000 and 1999, and the related statements of income, retained earnings, and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over-all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbin Three Happiness Bioengineering Limited and subsidiaries as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.



Thomas Leger & Co., L.L.P.
Houston, Texas
October 1, 2001











         HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                         BALANCE SHEET
                   DECEMBER 31, 2000 and 1999
                    (United States Dollars)

                            ASSETS
                                            December 31,
                                  -----------------------------
                                     2000                1999
                                  -----------       -----------
CURRENT ASSETS
     Cash and bank balances       $   470,448        $  201,765
     Trade receivables, net of
       provisions                     346,870           196,930
     Inventory                        831,745           593,815
     Prepayments for goods            671,868         1,108,243
     Due from Shareholders             90,458            97,977
     Deferred taxes                    40,067            32,167
                                  -----------       -----------

TOTAL CURRENT ASSETS                2,451,456         2,230,897

FIXED ASSETS, net of amortization   4,177,037         4,236,328

OTHER ASSETS, net or amortization     903,614           993,976
                                  -----------       -----------
         TOTAL ASSETS             $ 7,532,107       $ 7,461,201
                                  ===========       ===========

                LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
      Accounts payable and
       accrued expenses           $   377,730       $   611,374
      Prepayments for materials       361,200           559,750
      Bank Loans                    1,566,265         1,445,783
      Due to shareholder                    -             8,940
      Taxes payable                   101,609            82,543
      Payable to related party        128,054           470,152
      Dividend payable                      -           297,646
                                  -----------       -----------
TOTAL CURRENT LIABILITIES           2,534,858         3,476,188
MEMBERS' EQUITY                     4,997,249         3,985,013
                                  -----------       -----------
TOTAL LIABILITIES AND MEMBERS'
   EQUITY                            $ 7,532,107       $ 7,461,201
                                  ===========       ===========






         HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                      STATEMENT OF INCOME
           YEARS ENDED DECEMBER 31, 2000 and 1999
                   (United States Dollars)

                                    Year Ended December 31,
                                   ------------------------
                                     2000              1999
                               -------------        ------------

SALES                          $   5,928,512        $  3,279,815

COST OF SALES                      1,997,317           1,414,057

GROSS PROFIT                       3,931,195           1,865,758

SELLING AND ADMINISTRATIVE EXPENSE   511,377             293,144

ADVERTISING                        1,248,129             498,988

GENERAL AND ADMINISTRATIVE EXPENSES  566,925             319,945

DEPRECIATION AND AMORTIZATION        365,041             340,207

INTEREST                              93,551              88,517

OTHER INCOME                         (44,332)            (68,788)
                               --------------       -------------

INCOME BEFORE INCOME TAXES         1,190,866             393,745

INCOME TAXES                         178,630              59,061
                               --------------       -------------

NET INCOME                     $   1,012,236        $    334,684
                               ==============       =============







 The accompanying notes are an integral part of these financial statements.

(change format)

                           HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                              STATEMENT OF CHANGES IN MEMBERS' EQUITY
                          FOR THE YEARS ENDED DECEMBER 31, 1999 and 2000
                                      (United States Dollars)

                                     Capital         Statutory
                                   Contributed        Capital     Earnings        Total
                                  -------------     -----------  ------------  -----------

Balance at December 31, 1998       $ 3,614,458       $ 114,627    $   218,890  $ 3,947,975

Net Income                                   -               -        334,684      334,684

Increase in statutory capitol                -          37,209        (37,209)           -

Dividend declared                            -               -       (297,646)    (297,646)
                                  -------------     -----------   -----------  -----------
Balance at December, 31, 1999        3,614,458         151,836        218,719    3,985,013


Net Income                                   -               -      1,012,236    1,012,236

Increase in statutory capitol                -         158,696       (158,696)           -
                                  -------------     -----------   -----------  -----------

Balance at December 31, 2000       $ 3,614,458       $ 310,532    $ 1,072,259  $ 4,997,249
                                  =============     ===========   ===========  ===========

         The accompanying notes are an integral part of these financial statements.

(change format)

                HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                          STATEMENT OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1999 AND 2000
                        (United States Dollars)
                                            Year Ended December 31,
                                            -----------------------
                                           2000                 1999
                                        ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                          $  1,012,236       $    334,684
    Adjustments to reconcile net income
     to net cash provided by operating
      Depreciation and amortization           65,041            340,207
    (Increase) decrease in assets:
     Inventory                              (237,930)           (97,701)
     Trade receivables                      (149,940)           341,095
     Advance payments                        436,376           (533,033)
     Due from shareholders                     7,519            (97,977)
     Deferred taxes                           (7,900)           (32,167)
Increase (decrease) in liabilities:
     Trade payables and accrued expenses    (233,643)           378,335
     Payable to related party               (342,097)           349,670
     Due to shareholders                      (8,940)             8,940
     Income taxes  payable                    19,066             (6,314)
     Prepayments                            (198,550)           367,344
                                         -----------       ------------

Net cash provided by operating activities    661,238          1,353,083
                                         -----------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                (215,388)        (1,031,064)
    Purchase of other assets                       -         (1,084,337)
    Dividends (declared) paid               (297,646)           297,646
                                         -----------       ------------
   Net cash used in investing activities    (513,034)        (1,817,755)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from borrowings                 120,482            481,928
                                         -----------       ------------
NET INCREASE IN CASH AND BANK BALANCES       268,683             17,256
    Cash and bank balances, beginning of
      period                                 201,765            184,509
                                         -----------       ------------

    Cash and bank balances, at end of
      period                             $   470,448        $   201,765
                                         ===========       ============
Supplementary Information:
     Interest Paid                       $    93,672        $    88,518
                                         ===========       ============
    Taxes paid                           $   167,464        $    97,542
                                         ===========       ============

     The accompanying notes are an integral part of these financial statements.

             HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                         DECEMBER 31, 2000

     NOTES

          1.   ORGANIZATION AND PRINCIPAL ACTIVITIES

               Harbin Three Happiness Bioengineering Limited (a limited liability company), (the "company") was formed in the People's Republic of China (the "PRC") in 1995.

               The principal activities of the Company are research, manufacture and sale of prescription and non-prescription health care products.

          2.   BASIS OF PRESENTATION

               The financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America. This basis of accounting differs from that used in the statutory financial statements in the PCR.

               There were no material adjustments.

          3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

               Economic and political risks
               The company faces a number of risks and challenges since its operations are in the PRC and its primary market is the PRC.

               Cash and cash equivalents
               The Group considers cash and cash equivalents to include cash on hand and demand deposits with banks.

               The Company maintains no bank accounts in the United States of
                America.

               Inventory
               Inventories are stated at the lower of cost or market on the first-in, first-out basis, and includes finished goods, raw materials, packaging material and product merchandise. Finished goods include costs of raw materials, packaging, labor used in production, and warehousing.

               Property, plant and equipment
               Property, plant and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

               When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.


              HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                           DECEMBER  31, 2000



     3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

          In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of", the Group examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. There were no impairments.

          Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The percentages applied are:

          .      Leasehold land and buildings              2% - 10.0%
          .      Machines and equipment                    10%
          .      Vehicles                                  20%
          .      Office equipment and furnishings          20%
          .      Other                                     20%

          Other assets
          Other assets are comprised of intangible assets such as licensing fees, which are amortized over the estimated useful life, generally twelve years.

          Income taxes
          Taxes are calculated in accordance with taxation principles currently effective in the PRC. Income taxes are determined under the liability method as required by Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes".

          Foreign currency translation
          Translation of amounts from Republic of China dollars ("RMB$") into United States dollars ("US$") has been made at the respective applicable rates of exchange. Monetary assets and liabilities denominated in foreign currencies are translated into US$ at the applicable rate of exchange at the balance sheet date.

          Translation of amounts from RMB$ into US$ has been made at the rate
          of exchange: at US$1.00: RMB$8.30.   No representation is made that
          the RMB$ amounts could have been, or could be, converted in US$ at that rate. This translation is for the convenience of the reader.

          Use of estimates
          The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

              HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                            DECEMBER 31, 2000

     3.   SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (continued)

          Revenue recognition
          Revenue is recognized when merchandise is shipped and title passes to the customer.

          Employees' benefits
          Mandatory contributions are made to the Government's health, retirement benefit and unemployment schemes at the statutory rates in force during the period, based on gross salary payments. The cost of these payments is charged to the statement of income in the same period as the related salary cost.

     4.   FIXED ASSETS (at cost)
                                           2000               1999
                                       ---------------     -------------
          Leasehold land and buildings    $    3,102,078      $  3,102,078
          Plant and machinery                  1,604,703         1,468,054
          Motor vehicles                         145,422           145,422
          Furniture and fixtures                 105,092            40,721
          Other                                   96,186            83,818
                                       ---------------     -------------
                                                5,053,481         4,838,098
                                          ---------------     -------------

          Less Accumulated depreciation:
          Leasehold land and buildings           153,682            86,821
          Plant and machinery                    568,161           415,636
          Motor vehicles                         101,682            79,706
          Furniture and fixtures                  34,550            15,969
          Other                                   18,369             3,633
                                        ----------------      --------------
                                                  876,444           601,765
                                          ----------------    --------------
          Net book value                  $    4,177,037       $  4,236,328
                                          ================    ==============

          All the Company's land and buildings are located in the PRC under a land use right for 10 to 50 years commencing in 1995.

     5.   Other (intangible) Asset
                                              2000               1999
                                       ---------------     --------------

          Cost                            $    1,084,337      $  1,084,337
          Less: Accumulated amortization         180,723            90,361
                                       ---------------     --------------
          Net book value                  $      903,614      $    993,976
                                       ===============     ==============

              HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                            DECEMBER 31, 2000

     6.   INVENTORIES
                                                       December 31,
                                            --------------------------
                                               2000              1999
                                          ------------     --------------
            Raw materials                 $    278,880      $     323,672
            Finished goods                     552,865            270,143
                                          ------------     --------------
                                          $    831,745      $     593,815
                                          ------------     --------------

   7.     AMOUNT (S) DUE FROM (TO) SHAREHOLDERS/A RELATED COMPANY

     The amounts are unsecured, interest-free and repayable on demand.

    8.    BANK LOANS

     The loans bearing interest at a rate of 5.3625% per annum are due within one year and are guaranteed by a related company. The related company has agreed to continue to provide the guarantee until the loans are fully repaid.

    9.      INCOME TAXES

     The provisions for income taxes for the years ended December 31 are summarized as follows:

     PRC:                                  2000                 1999
                                        ----------           -----------
     Current                            $  186,530           $    91,228
     Deferred                               (7,900)              (32,167)
                                        ----------           -----------
                                        $  178,830                59,061
                                        ==========           ===========

     The provision for income taxes differ from amounts computed at the statutory rate as follows:

                                              Year ended December 31
                                      ----------------------------------
                                           2000                  1999
                                      -------------         ------------
     PRC income tax at statutory rate   $     178,630          $   59,061
     Reconciling items:
          Permanent differences               (15,055)                  -
          Temporary difference                 22,955                   -

                                       ---------------        -----------
                                        $     186,530           $  59,061


     The Company's deferred tax assets were as follows at December 31:

                                             2000                 1999
                                       ----------------       ------------
     Basis difference in property,
          Plant and equipment           $      30,622           $  29,786
     Basis difference in inventory             18,072                   -
     Other                                     (8,627)              2,381
                                       ----------------       ------------
                                        $      40,067           $  32,167

              HARBIN THREE HAPPINESS BIOENGINEERING LIMITED
                            DECEMBER 31, 2000



     9.   INCOME TAXES - (continued)

          Taxes payable at December 31 are as follows:

                                            2000                  1999
                                        -------------      ---------------
          Value added tax                $    68,023         $    57,656
          Corporation income tax              33,586              24,887
                                        -------------      ---------------
                                         $   101,609         $    82,543
                                        =============      ===============

     10.  RELATED PARTY TRANSACTIONS

          The Company is affiliated with other companies through common ownership. There were no transactions involving operating income or expense during 1999 or 2000. However, as discussed in
          Note 8, one affiliated company provides a guarantee on all bank debt.




          (11) Financial Information (other transactions): None.

     (c) Information About the Parties to the Transaction.

          (1) Acquiring Company: Not Applicable (14.3 above)

          (2) Acquired Company. [PART C OF S-4 GOES HERE]

     (d0 Not Applicable



     14A Items 15, 16, 17 and 18 are inapplicable to this information statements.


     14A Item 19.  Amendment of Charter, By-Laws or Other Documents.

          The Articles of Incorporation are being amended to reduce the authorized number of common shares from 100,000,000 to 20,000,000, with no alteration of the issued and outstanding shares, and the name of the company is being changed to "American Oriental Bioengineering, Inc." No other amendments are being effected at this time.


     14A Item 20.  Other Proposed Action.

          Inapplicable to this information statement.

     14A Item 21.  Voting Procedures.

          Inapplicable to this information statement.

     14A Item 22.  Information Required in Investment Company Proxy
Statement.

          Inapplicable to this information statement.

         FURTHER INFORMATION REQUIRED IN 14C INFORMATION STATEMENT

ITEM 2.  Statement That Proxies Are Not Solicited

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
     NOT TO SEND US A PROXY.

ITEM 3. Interest of Certain Persons in or Opposition to Matters to be Acted Upon.

    Patricia Johnston, a director of the registrant during the preceding 12 months, owns 100,000 shares of the registrant's common stock, which shares are being held by the registrant to assure the remaining shareholders that there are no significant claims outstanding against the company as of the date of the acquisition. She is also the sole owner of shares of Zenith Petroleum Corporation, which owns 309,036 shares of the common stock of the registrant.

     Liu Shujun, a nominee to the board of directors who will be appointed to that position on December 20, 2001, currently owns a percentage of Harbin Three Happiness that would allow him to obtain 4,900,319 shares of the registrant's common stock, or approximately 49% of the then-issued and outstanding shares, upon completion of the acquisition.

     No director has indicated any intention to oppose the acquisition.



ITEM 4.  Proposals by Security Holders

     No proposals in opposition to this proposal have been received by the Company.

ITEM 5.  Delivery of Documents to Security Holders Sharing an Address.

     Each security holder will be sent a copy of this information statement, even if sharing an address with another security holder.

                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


INTERNET GOLF ASSOCIATION, INC.
(Registrant)

By:   /s/ Patricia Johnston
     Patricia Johnston, President

Dated: December 17, 2001

                    MATERIAL INCORPORATED BY REFERENCE:

     Annual Report on Form 10KSB, filed April 17, 2001 for the period ending Decmeber 31, 2001;

     Quarterly Reports on Form 10QSB, for the periods ending March 31, 2001, June 30, 2001 and September 30, 2001, the latter filed on November 7, 2001.